UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane
Dallas, Texas	75231
(Address of Principal Executive Offices)	(Zip Code)

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 par value	KOS	New York Stock Exchange
London Stock Exchange

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 16, 2026, Kosmos Energy Ltd. (the “Company”) completed its previously announced sale (the “Transaction”) of its participating interests in the Ceiba Field and Okume Complex production assets located in Block G offshore Equatorial Guinea to a subsidiary of Panoro Energy ASA (“Panoro”). The Transaction was governed by the Share Sale and Purchase Agreement, dated February 24, 2026 (the “Purchase Agreement”), by and between Kosmos Energy Operating, as seller, Panoro Energy Block G Limited, as purchaser, and Panoro, as purchaser guarantor. Pursuant to the terms of the Purchase Agreement, the Company received final cash consideration on completion, post-closing adjustments, of approximately $127 million. The closing adjustments reflect the cash received from the assets in the first half of 2026 to completion on June 16, 2026. The Company is also entitled to future contingent consideration of up to $39.5 million, comprised of $12.5 million linked to future production performance at the Ceiba field, and $9.0 million payable in each of the years 2027, 2028 and 2029, subject to certain production and oil price thresholds.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 5, 2026 and is incorporated herein by reference.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the Company is filing this Current Report on Form 8-K to provide the pro forma information required by Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Other Exhibits.

(b) Pro forma financial information.

See the unaudited pro forma condensed financial statements of the Company as of and for the year ended December 31, 2025 and as of and for the three months ended March 31, 2026 filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K .

Exhibit No.	Description

99.1	Unaudited pro forma condensed financial statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2026

KOSMOS ENERGY LTD.

By:	/s/ NEAL D. SHAH
Neal D. Shah
Senior Vice President and Chief Financial Officer